EXHIBIT 10 (b) FORM OF STOCK OPTION AGREEMENT

FIRST FINANCIAL SERVICE CORPORATION

1998 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT

This is a STOCK OPTION AGREEMENT (the “Agreement”) dated as of                                     , 20    , by and between First Financial Service Corporation (f/k/a First Federal Financial Corporation of Kentucky) (the “Company”) and                                                                      (the “Optionee”).

Recitals

A.                                   The Board of Directors of the Company (the “Board”) adopted the First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive Compensation Plan (the “Plan”).

B.                                     The Board of Directors (the “Board”) has determined that it is in the best interests of the Company and appropriate to the stated purposes of the Plan that the Company grant to the Optionee an option to purchase shares of the Company’s common stock (“Shares”) pursuant and subject to the terms, definitions, and conditions of the Plan.

C.                                     Any capitalized terms used but not defined herein shall have the respective meanings given them in the Plan, a copy of which is attached hereto and incorporated by reference herein in its entirety.

Agreement

                NOW, THEREFORE, the Company and the Optionee do hereby agree as follows:

SECTION 1 — GRANT OF OPTION

Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the “Option”) to purchase all or any part from time to time of Shares as set forth below:

TYPE OF OPTION	NUMBER OF SHARES

Incentive Stock Options	—
Nonqualified Stock Options	—

SECTION 2 —  OPTION PRICE

The option price hereunder is $               per Share, which equals 100% of the fair market value of a Share as determined in accordance with the Plan.

SECTION 3 — DURATION OF OPTION

Subject to acceleration upon a Change in Control and subject to such shorter period as might be provided in Section 8 of this Agreement (related to Termination of Employment or Service), the Option shall be exercisable as follows:

Dates Options are Eligible For Exercise	Percentage of Total Share Subject to Option Which May Be Exercised

[Immediately]	20%
[1st anniversary]	20%
[2nd anniversary]	20%
[3rd anniversary]	20%
[4th anniversary]	20%

                The Optionee’s unexercised right to purchase shares of Option Stock shall cumulate and carry-over to subsequent twelve month periods.

SECTION 4 — EXERCISE OF OPTION

During the Option Period, the Optionee may exercise the Option upon compliance with the following additional terms:

(a)           Method of Exercise.  The Optionee shall exercise portions of the Option by written notice, which shall:

(i)            state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, and his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii)           contain such representations and agreements, if any, as the Board or the Committee may require concerning the holder’s investment intent regarding such Shares;

(iii)          acknowledge and accept the restrictions on transfer of the Option Stock as required by Section 9 of the Plan;

(iv)          be signed by the Optionee and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(v)           be in writing and delivered in person or by certified mail to the Treasurer of the Company on behalf of the Committee.

(b)           Cashless Exercise.  By a written election, Optionee may have Company retain that number of shares subject to the Option having an aggregate fair market value equal to:

                ☒            The aggregate exercise price of the nonqualified options (mandatory);

                ☐            The aggregate exercise price of the incentive stock options; or

                ☐            The total amount of tax required to be withheld.

(c)           Payment Upon Exercise of Option.  Payment of the full Option Price for Shares upon which the Option is exercised shall be made in one of the following manners: (1) in cash; (2) in shares owned by the Participant for at least six months (or by deemed transfer at such shares), with approval of the Committee; (3) in accordance with Section 4(b); or (4) in any combination thereof, all in accordance with Section 6.8 of the Plan.  The Optionee shall make arrangements for income and employment tax withholding (if applicable), which are consistent with Section 4(b) and are satisfactory to the Company.  The Company shall cause to be issued and delivered to the Optionee the certificate(s) representing such Shares as soon as practicable following the receipt of notice and payment described above.

SECTION 5 — NONTRANSFERABILITY OF OPTION

Except for certain transfers to Immediate Family Members and certain entities for their benefit pursuant to Section 6.5 of the Plan, the Option shall not be transferable or assignable by the Optionee.  The Option shall be exercisable, during the Optionee’s lifetime, only by him.  The Option shall not be pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any process upon the Option, shall be null, void and without effect.

SECTION 6 — EFFECT OF AMENDMENT, SUSPENSION

OR TERMINATION OF EXISTING OPTIONS

No amendment, suspension or termination of the Plan shall, without the Optionee’s written consent, alter or impair the Option granted under the terms of this Agreement.

SECTION 7 — RESTRICTIONS ON ISSUING SHARES

Shares shall not be issued pursuant to the exercise of the Option, unless the issuance and transferability of the Shares shall comply with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed by applicable state law; and (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.  The Committee may, in its discretion, determine if such restrictions or such issuance of shares so complies with all relevant provisions of law.

SECTION 8 — EXERCISE AFTER TERMINATION OF EMPLOYMENT

After an Employee’s Termination of Employment other than by the Company for Cause (as defined in the Plan), an Option may be exercised with respect to the number of Shares which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in Section 3.  The right to exercise will expire at the earlier of the expiration of the Option Period or one year after the Employee’s death, or Disability.  Any Option exercised under this Section may be exercised by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

Absent death, Disability, or a finding of Cause, the Option shall remain exercisable for the shorter of the Option Period or three months following Termination of Employment, provided that if the Optionee terminates employment voluntarily on account of Retirement on or after age 60, the option will remain exercisable for the shorter of the Option Period or one year following termination, but any Incentive Stock Option will be treated as a Nonqualified Stock Option if not exercised within three months.

SECTION 9 — ACKNOWLEDGEMENTS

The Optionee acknowledges receipt contemporaneously herewith of a copy of the Plan, and the Optionee represents that he is familiar with the terms and provisions thereof and hereby accepts the Option subject to all the terms and provisions thereof.  Any capitalized term used herein and not otherwise defined shall have the meaning given in the Plan.  The Optionee acknowledges that nothing contained in the Plan or this Agreement shall (a) confer upon the Optionee any additional rights to continued employment by the Company or any corporation related to the Company; or (b) interfere in any way with the right of the Company to terminate the Optionee’s employment or change the Optionee’s compensation at any time.

SECTION 10 — TERM OF AGREEMENT

This Agreement shall terminate upon the earlier of (i) complete exercise or termination of the Option; (ii) mutual agreement of the parties; or (iii) expiration of the Option Period.

                IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

By:
Optionee			Chairman, Stock Option and
Incentive Plan Committee

Date:		Date: